Exhibit 99.1

News Release

Nextel Partners, Inc.
4500 Carillon Point
Kirkland, WA 98033
(425) 576-3600

Contacts:

Investors:  Alice Kang Ryder  (425) 576-3696

Media:  Susan Johnston (425) 576-3617

Nextel Partners Reports Strong Third Quarter 2003 Results

– Adjusted EBITDA Increases to $55.8 Million –

– Achieves Positive Net Cash from Operating Activities of $50.1 Million –

– Expects Positive Free Cash Flow in First Quarter 2004 –

– $35.8 Million Annualized Cash Interest Savings from Debt Refinancings to Date –

– $50.2 Million Completed and $38.3 Million Pending Debt Retirements since June 30, 2003 –

– 91,100 Net Subscriber Additions; Record Low Churn of 1.5% –

– Average Monthly Revenue per Subscriber Increases to $70 –

KIRKLAND, Wash. –  October 21, 2003 - Nextel Partners, Inc. (NASDAQ: NXTP) today reported strong financial and operating results for the third quarter of 2003, including $55.8 million of Adjusted EBITDA, a $47.9 million increase compared to Adjusted EBITDA of $7.9 million in the same period last year.  For the first time in the company’s history, operating activities provided net cash.  Net cash provided by operating activities was $50.1 million in the third quarter of 2003 compared to net cash used by operating activities of $22.1 million in the same period last year.  Service revenues for the period grew 49% over the prior year’s third quarter to $260.7 million.  Net loss decreased $42.9 million to $22.0 million in the third quarter of 2003 compared to $64.9 million in the prior year’s third quarter.

Partners added 91,100 subscribers during the third quarter to end the period with 1,144,700 digital subscribers, an increase of 46%, or 360,000, from the 784,700 subscribers at the end of the prior year’s third quarter.  Average monthly revenue per subscriber unit, or ARPU, increased $4 from $66 in the second quarter to $70 in the third quarter of 2003 and remained among the highest in the wireless industry.  Including roaming revenues, ARPU was $80 for the period.  The average monthly churn rate during the third quarter of 2003 improved to 1.5%, a record low for the company.

“Our strong performance produced another outstanding quarter as we continued to attract some of the most valuable customers in the industry to achieve record revenue and Adjusted EBITDA,” said John Chapple, Partners’ Chairman, CEO and President.  “We believe our differentiated product and targeted sales strategy, along with our relentless focus on customer satisfaction, continue to drive exceptional top line growth and first-rate operating and financial metrics.  We look forward to generating positive free cash flow next year.”

“Nextel Partners achieved excellent results in the third quarter of 2003,” said Barry Rowan, Partners’ Chief Financial Officer and Treasurer.  “We exceeded expectations on subscriber growth, ARPU and churn, and we reached lifetime revenue per subscriber (LRS) of $4,667 (implied by ARPU and churn), which is a company best and among the highest in the industry.  We are encouraged by the continued scaling of our operations and  expanding margins, and have accordingly accelerated our expectations for turning free cash flow positive.  Based on our current trends, we now anticipate achieving positive free cash flow for the first quarter of 2004.  Additionally, we have continued to opportunistically strengthen our balance sheet by reducing our overall cost of capital, further improving our future free cash flow and earnings potential.”

During the third quarter, Partners retired $50.2 million principal value of its senior notes, and issued convertible senior notes with total gross proceeds of $125 million to fund the company’s debt retirements and for general corporate purposes.  On a combined basis, the company’s debt retirements of $557.1 million since the fourth quarter of 2002 and subsequent note issuances are anticipated to result in net annualized cash interest savings of $35.8 million.  Additionally, Partners has provided notice to the holder of its 12% Series B redeemable preferred stock of its intent to redeem the stock in the fourth quarter.  As of September 30, 2003, the redemption value of the Series B preferred stock was $38.3 million.

The loss attributable to common stockholders for the third quarter of 2003 was $0.09 per share as compared to a loss of $0.27 per share in the third quarter of 2002.

Net capital expenditures, excluding capitalized interest, were $40.5 million in the third quarter of 2003.

Non-GAAP Financial Measures

The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as other financial measures that may be considered non-GAAP financial measures, including Adjusted EBITDA, ARPU, LRS, free cash flow, net capital expenditures, net loss excluding the loss on early retirement of debt, and loss attributable to common stockholders excluding the loss on early retirement of debt.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  As described more fully in the notes to the attached financial tables, management believes these non-GAAP measures provide meaningful additional information about our performance and our ability to service our long-term debt and other fixed obligations and to fund our continued growth.  The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.  Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables.  In addition, to view these and other reconciliations and information about how to access the conference call discussing Nextel Partners’ third quarter results, visit the ‘Investor Relations’ tab at www.nextelpartners.com.

Third Quarter 2003 Results Conference Call — Wednesday, October 22, 2003

Nextel Partners will be hosting its third quarter 2003 conference call on Wednesday, October 22, 2003 at 11:00 AM EDT.  The call-in number is 1-888-540-9242 or 1-484-630-1056.  The passcode is PARTNER.  Instant replay of the call will be available until Thursday, November 6, 2003 by calling 1-800-284-7031 or 1-402-220-9739.  The conference call will also be available via a live webcast.  To listen to the live call, please go to http://www.nextelpartners.com at least fifteen minutes early to register, download, and install any necessary software.  For those who cannot listen to the live broadcast, it will be archived on the website following the call.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments.  The words “believe,” “expect,” “intend,” “estimate,” “assume” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking.  The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel Partners’ actual future experience involving any one or more of such matters and subject areas.  Nextel Partners has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel Partners’ current expectations regarding the relevant matter or subject area.  Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, competitive conditions, customer acceptance of our services, access to sufficient capital to meet operating and financing needs and those additional factors that are described from time to time in Nextel Partners’ reports filed with the SEC, including Nextel Partners’ annual report on Form 10-K for the year ended December 31, 2002 and its quarterly filings on Form 10-Q.  This press release speaks only as of its date, and Nextel Partners disclaims any duty to update the information herein.

Nextel Partners, Inc., (NASDAQ:  NXTP), based in Kirkland, Wash., has the exclusive right to provide digital wireless communications services using the Nextel brand name in 31 states where approximately 53 million people reside.  Nextel Partners offers its customers the same fully integrated, digital wireless communications services available from Nextel Communications (Nextel) including digital cellular, text and numeric messaging, wireless Internet access and Nextel Direct ConnectSM digital walkie-talkie, all in a single wireless phone.  Nextel Partners customers can seamlessly access these services anywhere on Nextel’s or Nextel Partners’ all-digital wireless network, which currently covers 293 of the top 300 U.S. markets.  To learn more about Nextel Partners, visit www.nextelpartners.com.  To learn more about Nextel’s services, visit www.nextel.com.

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NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(dollars in thousands, except for per share amounts)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2003	2002	2003	2002
REVENUES:
Service revenues	$260,650	$174,534	$687,699	$455,616
Equipment revenues	20,264	6,156	35,293	19,311
Total revenues (1)	280,914	180,690	722,992	474,927
OPERATING EXPENSES:
Cost of service revenues	83,258	68,714	232,331	196,493
Cost of equipment revenues (1)	37,076	22,669	82,011	65,839
Selling, general and administrative	104,808	81,442	292,177	228,358
ADJUSTED EBITDA (2)	55,772	7,865	116,473	(15,763)
Stock based compensation	259	3,354	740	9,110
Depreciation and amortization	33,527	26,154	99,521	71,801
INCOME (LOSS) FROM OPERATIONS	21,986	(21,643)	16,212	(96,674)
Interest expense, net (3)	(37,438)	(43,054)	(116,835)	(123,211)
Interest income	648	1,554	1,930	6,071
Loss on early retirement of debt	(6,290)	—	(74,417)	—
LOSS BEFORE DEFERRED INCOME TAX PROVISION	(21,094)	(63,143)	(173,110)	(213,814)
Deferred income tax provision	(885)	(1,730)	(6,975)	(15,788)
NET LOSS	(21,979)	(64,873)	(180,085)	(229,602)
Mandatorily redeemable preferred stock dividends (3)	—	(1,009)	(2,141)	(2,909)
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(21,979)	$(65,882)	$(182,226)	$(232,511)

Loss per share attributable to common stockholders, basic and diluted:	$(0.09)	$(0.27)	$(0.73)	$(0.95)

Weighted average number of shares outstanding, basic and diluted	251,284,864	244,672,055	250,909,273	244,425,967

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	September 30, 2003	December 31, 2002
Cash and cash equivalents	$118,225	$67,522
Short-term investments	144,310	127,507
Accounts receivable, net of allowance $12,834 and $10,197, respectively	142,555	130,459
Subscriber equipment inventory	16,264	16,413
Other current assets	17,365	15,593
Total current assets	438,719	357,494

Property, plant and equipment, net	1,030,099	1,000,076
FCC licenses, net of accumulated amortization of $8,744	369,720	348,440
Other long-term assets	35,830	29,915
Total assets	$1,874,368	$1,735,925

Current liabilities	$149,382	$161,567

Long-term debt	1,718,046	1,424,600
Other long-term liabilities	63,725	38,408
Mandatorily redeemable preferred stock (3)	38,250	—
Total liabilities	1,969,403	1,624,575
Mandatorily redeemable preferred stock (3)	$—	$34,971

Total stockholders’ equity (deficit)	(95,035)	76,379
Total liabilities and stockholders’ equity	$1,874,368	$1,735,925

Digital units in service	1,144,700	877,800

	For the three months ended
	September 30, 2003	June 30, 2003	March 31, 2003

Net capital expenditures (excludes capitalized interest) (4)	$40,546	$32,913	$55,753

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2003	2002	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,979)	$(64,873)	$(180,085)	$(229,602)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities
Depreciation and amortization	33,527	26,154	99,521	71,801
Loss on retirement of debt	6,290	—	74,417	—
Other non-cash items in net loss	3,739	22,771	38,966	72,478
Change in current assets and liabilities	28,534	(6,122)	(3,367)	(30,536)
Net cash provided by (used in) operating activities	$50,111	$(22,070)	$29,452	$(115,859)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(62,242)	(71,985)	(147,066)	(220,039)
FCC licenses	(762)	(17,468)	(14,369)	(51,884)
Proceeds from sale and maturities of short-term investments, net	(8,915)	76,206	(16,803)	108,638
Net cash used in investing activities	$(71,919)	$(13,247)	$(178,238)	$(163,285)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by financing activities	$67,605	$14,471	$199,489	$66,198

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$45,797	$(20,846)	$50,703	$(212,946)

CASH AND CASH EQUIVALENTS, beginning of period	$72,428	$112,259	$67,522	$304,359

CASH AND CASH EQUIVALENTS, end of period	$118,225	$91,413	$118,225	$91,413

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Supplemental Schedule

(dollars in thousands, except ARPU, Lifetime Revenue per Subscriber and Per Share Data)

(unaudited)

(1) Impact of SEC Staff Accounting Bulletin (SAB) No. 101- Revenue Recognition and Emerging Issues Task Force (EITF) No. 00-21-Revenue Arrangements with Multiple Deliverables (EITF No. 00-21)

We adopted EITF No. 00-21, “Revenue Arrangements with Multiple Deliverables” beginning July 1, 2003 using the “prospective” method of adoption.  Under  EITF No. 00-21, we are no longer required to consider whether a customer is able to realize utility from the phone in the absence of the undelivered service. Given that we meet the criteria stipulated in EITF No. 00-21, we account for the sale of a phone as a unit of accounting separate from the subsequent service to the customer.  Accordingly, we began recognizing revenue from phone equipment sales and the related cost of phone equipment revenues when title to the phone equipment passes to the customer beginning July 1, 2003.  In accordance with EITF No. 00-21, we also report activation fees as part of equipment revenues effective July 1, 2003.  Previously, in accordance with SAB No. 101, “Revenue Recognition in Financial Statements,” activation fees and handset revenues were deferred and recognized over three years, the estimated customer relationship period.  Concurrently, related costs for the handsets were deferred, but only to the extent of deferred revenues, resulting in no change to income (loss) from operations.  Since we adopted EITF No. 00-21 prospectively, all previously deferred activation fees, handset revenues and related costs for the handsets will continue to be amortized over their remaining customer relationship period.  The following is a summary of the revenues and cost of equipment revenues (handset costs) as reported and without the effect of SAB No. 101 and EITF No. 00-21.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2003	2002	2003	2002

Service revenues as reported	$260,650	$174,534	$687,699	$455,616
Activation fees deferred (SAB No.101)	—	1,235	3,319	4,304
Activation fees amortization (SAB No. 101)	(1,123)	(763)	(3,246)	(1,914)
Activation fees to equipment revenues (EITF No. 00-21)	2,100	—	2,100	—
Total service revenues without SAB No. 101 and EITF No. 00-21 effect	$261,627	$175,006	$689,872	$458,006

Equipment revenues as reported	20,264	6,156	35,293	19,311
Equipment revenues deferred (SAB No. 101)	—	6,915	19,947	21,615
Equipment revenues amortization (SAB No. 101)	(6,459)	(5,082)	(19,334)	(13,570)
Activation fees from service revenues (EITF No. 00-21)	(2,100)	—	(2,100)	—
Total equipment revenues without SAB No. 101 and EITF No. 00-21 effect	$11,705	$7,989	$33,806	$27,356

Cost of equipment revenues as reported	$37,076	$22,669	$82,011	$65,839
Equipment revenues deferred (SAB No. 101)	—	8,150	23,266	25,919
Equipment revenues amortization (EITF No. 00-21)	(7,582)	(5,845)	(22,580)	(15,484)
Total cost of equipment revenues without SAB No. 101 and EITF No. 00-21 effect	$29,494	$24,974	$82,697	$76,274

Income (loss) from operations as reported	$21,986	$(21,643)	$16,212	$(96,674)

Income (loss) from operations without SAB No. 101 and EITF No. 00-21 effect	$21,986	$(21,643)	$16,212	$(96,674)

(2) Adjusted EBITDA

The term “EBITDA” refers to a financial measure that is defined as earnings (loss) before interest, taxes, depreciation and amortization; we use the term “Adjusted EBITDA” to reflect that our financial measure also excludes cumulative effect of change in accounting principle, loss from disposal of assets, gain (loss) from early extinguishment of debt and stock-based compensation.  Adjusted EBITDA is commonly used to analyze companies on the basis of leverage and liquidity.  However, Adjusted EBITDA is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies.  Adjusted EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP.  We have presented Adjusted EBITDA to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements.  The following schedule reconciles Adjusted EBITDA to net cash provided by (used in) operating activities reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2003	2002	2003	2002
Net cash provided by (used in) operating activities (as reported on Consolidated Statements of Cash Flows)	$50,111	$(22,070)	$29,452	$(115,859)
Adjustments to reconcile to Adjusted EBITDA:
Cash paid interest expense, net of capitalized amount	42,317	29,183	93,676	77,288
Interest income	(648)	(1,554)	(1,930)	(6,071)
Change in working capital	(36,008)	2,306	(4,725)	28,879
Adjusted EBITDA	$55,772	$7,865	$116,473	$(15,763)

(3) Impact of Statement of Financial Accounting Standards (SFAS) Number 150-Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity

In May 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity.  It required that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer.  This statement was effective for all freestanding financial instruments entered into or modified after May 31, 2003; otherwise it was effective at the beginning of the first interim period beginning after June 15, 2003.  We have identified that our mandatorily redeemable preferred stock is within the scope of this statement and effective July 1, 2003 have reclassfied it as long-term debt.  Additionally, the mandatorily redeemable preferred stock dividends are now recorded as interest expense beginning on July 1, 2003.   The following schedule shows the impact of SFAS No. 150 had it been effective in the prior period.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2003	2002	2003	2002

Net Loss	$(21,979)	$(64,873)	$(180,085)	$(229,602)
Add: Mandatorily redeemable preferred stock dividends	—	$(1,009)	(2,141)	(2,909)
Net Loss including mandatorily redeemable preferred stock dividends	$(21,979)	$(65,882)	$(182,226)	$(232,511)

Net Loss per share including mandatorily redeemable preferred stock dividends	$(0.09)	$(0.27)	$(0.73)	$(0.95)

Weighted average number of common shares outstanding-basic and diluted	251,285	244,672	250,909	244,426

(4) Net Capital Expenditures

Net capital expenditures exclude capitalized interest and are offset by net proceeds from the sale and lease-back transactions of telecommunication towers and related assets to third parties accounted for as operating leases.  Net capital expenditures as defined are not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies.  Net capital expenditures should not be construed as a substitute for capital expenditures reported on our Consolidated Statements of Cash Flows, which is determined in accordance with GAAP.  We report net capital expenditures in this manner because we believe it reflects the net cash used by us for capital expenditures and to satisfy the reporting requirements for our debt covenants.  The following schedule reconciles net capital expenditures to capital expenditures reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

				For the Nine Months Ended September 30, 2003
	For the Three Months Ended
	September 30, 2003	June 30, 2003	March 31, 2003
Capital expenditures (as reported on Consolidated Statements of Cash Flows)	$62,242	$19,557	$65,267	$147,066
Less: cash paid portion of capitalized interest	(352)	(355)	(321)	(1,028)
Less: cash proceeds from sale and lease-back transactions accounted for as operating leases	(142)	(5,358)	(892)	(6,392)
Change in capital expenditures accrued or unpaid	(21,202)	19,069	(8,301)	(10,434)
Net capital expenditures	$40,546	$32,913	$55,753	$129,212

Other Non-GAAP Reconciliations:

ARPU – Average Revenue per Unit

ARPU is an industry term that measures total service revenues per month from our subscribers divided by the average number of subscribers in commercial service during the period.  ARPU, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to ARPU measures of other companies; however, ARPU uses GAAP measures as the basis for calculation.  We believe that ARPU provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting high value customers.  The following schedule reflects the ARPU calculation and provides a reconciliation of service revenues used for the ARPU calculation to service revenues reported on our Consolidated Statements of Operations, which we believe is the most directly comparable GAAP measure to the service revenues measure used for the ARPU calculation:

ARPU (without roaming revenues)

	For the Three Months Ended
	September 30, 2003	June 30, 2003
Service revenues (as reported on Consolidated Statements of Operations)	$260,650	$226,507
Add: activation fees deferred for SAB No. 101	—	1,688
Less: activation fees recognized for SAB No. 101	(1,123)	(1,114)
Add: activation fees reclassified for EITF No. 00-21	2,100	—
Less: roaming revenues	(32,622)	(26,917)
Service revenues for ARPU - three months	$229,005	$200,164

Average units (subscribers)	1,096	1,005

ARPU	$70	$66

ARPU (including roaming revenues)

For the Three Months Ended September 30, 2003
Service revenues (as reported on Consolidated Statements of Operations)	$260,650
Add: activation fees deferred for SAB No. 101	—
Less: activation fees recognized for SAB No. 101	(1,123)
Add: activation fees reclassified for EITF No. 00-21	2,100
Service plus roaming revenues for ARPU - three months	$261,627

Average units (subscribers)	1,096

ARPU, including roaming revenues	$80

LRS – Lifetime revenue per subscriber

LRS is an industry term calculated by dividing ARPU (see above) by the subscriber churn rate.  The subscriber churn rate is an indicator of subscriber retention and represents the monthly percentage of the subscriber base that disconnects from service.  Subscriber churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period.  LRS, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to LRS measures of other companies; however, LRS uses GAAP measures as the basis for calculation.  We believe that LRS is an indicator of the expected lifetime revenue of our average subscriber, assuming that churn and ARPU remain constant as indicated.  We also believe that this measure, like ARPU, provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting and retaining high value customers.  The following schedule reflects the LRS calculation:

For the Three Months Ended September 30, 2003
ARPU (without roaming revenues)	$70
Divided by: Churn	1.5%
Lifetime revenue per subscriber (LRS)	$4,667

Free Cash Flow (FCF)

We define free cash flow as net cash provided by (used in) operating activities less capital expenditures and payments for FCC licenses.  Free cash flow is not a measurement determined under GAAP in the United States of America and may not be similar to free cash flow measures of other companies.  We believe that free cash flow provides useful information to investors, analysts and our management about the amount of cash our business is generating, after interest payments and reinvestments in the business, which may be used to fund scheduled debt maturities and other financing activities, including refinancings and early retirement of debt.  Free cash flow is most directly comparable to the GAAP measure of net cash provided by (used in) operating activities reported on our Consolidated Statements of Cash Flows.  The following schedule reconciles free cash flow to net cash provided by (used in) operating activities:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2003	2002	2003	2002

Net cash provided by (used in) operating activities (as reported on Consolidated Statements of Cash Flows)	$50,111	$(22,070)	$29,452	$(115,859)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities (as reported on Consolidated Statements of Cash Flows)	(72,090)	(42,803)	(209,537)	(113,743)
Net loss (as reported on Consolidated Statements of Operations)	$(21,979)	$(64,873)	$(180,085)	$(229,602)
Add: depreciation and amortization	33,527	26,154	99,521	71,801
Add: non-cash items in net loss	10,029	22,771	113,383	72,478
Less: net capital expenditures (See Note 4 above)	(40,546)	(64,317)	(129,212)	(203,393)
Less: cash paid portion of capitalized interest (See Note 4 above)	(352)	(578)	(1,028)	(1,681)
Less: FCC licenses	(762)	(17,468)	(14,369)	(51,884)
Free cash flow (negative)	$(20,083)	$(98,311)	$(111,790)	$(342,281)

Although we have stated that we expect to be free cash flow positive for the first quarter of 2004, we are currently unable to provide a quantitative reconciliation of free cash flow to net cash provided by (used in) operating activities for the first quarter of 2004 because significant GAAP information relating to 2004 fiscal periods that would be necessary to determine our anticipated 2004 net cash provided by (used in) operating activities, including our net loss, interest, taxes, depreciation and amortization, is currently not available or ascertainable with the requisite specificity without unreasonable effort.

Net Loss Excluding Early Retirement of Debt

Net loss excluding early retirement of debt is calculated using net loss and adding back the loss on early retirement of debt.  We show this non-GAAP financial measure to allow us to compare our net loss in the periods ending September 30, 2003 to the same periods in the prior year, in which we did not record a loss on early retirement of debt.  Net loss excluding early retirement of debt is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies and should not be construed as a substitute for net loss, which is determined in accordance with GAAP.  The following schedule reconciles net loss excluding early retirement of debt to net loss reported on our Consolidated Statement of Operations, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2003	2002	2003	2002

Net loss	$(21,979)	$(64,873)	$(180,085)	$(229,602)
Add: loss on early retirement of debt	6,290	$—	74,417	$—
Net loss excluding early retirement of debt	$(15,689)	$(64,873)	$(105,668)	$(229,602)

Loss Attributable to Common Stockholders Excluding Early Retirement of Debt

Loss attributable to common stockholders excluding early retirement of debt is calculated using loss attributable to common stockholders and adding back the loss on early retirement of debt.  We show this non-GAAP financial measure to allow us to compare our loss attributable to common stockholders in the periods ending September 30, 2003 to the same periods in the prior year, in which we did not record a loss on early retirement of debt.  We also use this non-GAAP financial measure to calculate the loss per share attributable to common stockholders excluding early retirement of debt.  Loss attributable to common stockholders excluding early retirement of debt and loss per share attributable to common stockholders excluding early retirement of debt are not measures determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies and should not be construed as substitutes for loss attributable to common stockholders and loss per share attributable to common stockholders, which are determined in accordance with GAAP.  The following schedule reconciles loss attributable to common stockholders excluding early retirement of debt and loss per share attributable to common stockholders excluding early retirement of debt to loss attributable to common stockholders and loss per share attributable to common stockholders, respectively, as reported on our Consolidated Statements of Operations, which we believe are the most directly comparable GAAP measures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2003	2002	2003	2002

Loss attributable to common stockholders	$(21,979)	$(65,882)	$(182,226)	$(232,511)
Add: loss on early retirement of debt	6,290	$—	74,417	—
Loss attributable to common stockholders excluding early retirement of debt	$(15,689)	$(65,882)	$(107,809)	$(232,511)

Loss per share attributable to common stockholders excluding early retirement of debt-basic and diluted	$(0.06)	$(0.27)	$(0.43)	$(0.95)

Weighted average number of common shares outstanding-basic and diluted	251,285	244,672	250,909	244,426